SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported): July 10, 2013

DISCOVERY ENERGY CORP.
f/k/a “Santos Resource Corp.”
(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700
Houston, Texas 77056
713-840-6495
(Address and telephone number of principal executive offices, including zip code)

________________________
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 29, 2013, Discovery Energy Corp. (the “Company”) entered into a letter of intent dated May 28, 2013 (the "Letter of Intent") with Global Energy International Inc. (“Global”). Although the Letter of Intent is generally non-binding, it contains certain agreements that the Company regards as material and definitive. Specifically, the Letter of Intent contains a binding agreement on the Company’s part to afford to Global the exclusive right to consider making a major investment in the Company. By its original terms, the Letter of Intent provided the following:

*	Global’s exclusive right to consider making a major investment in the Company lasted until July 1, 2013.
*	For granting this exclusive right, Global agreed to pay to the Company an initial payment of $500,000 on or before June 6, 2013, and Global agreed to pay to the Company an additional payment of $4.5 million upon certain events, but no later than July 1, 2013 in any case.
*	If Global decides not to move forward with the transactions contemplated by the Letter of Intent or if such transactions are not completed by July 1, 2013, the Company has agreed to issue to Global 16,666,667 shares of the Company’s common stock in consideration of the payments for the exclusive right.

On July 10, 2013 but effective as of July 1, 2013, the Company and Global amended the material and definitive terms of the Letter of Intent in the following ways:

*	Global’s exclusive right to consider making a major investment in the Company was extended until July 31, 2013, but such exclusive right shall be effective only if the payment described immediately below is made in its entirety.
*	Global’s payment to the Company for its exclusive right was increased to an aggregate of $7.0 million, Global’s acknowledging that $500,000 of this payment being now due and payable, as Global did not pay this amount in accordance with the previous terms of the Letter of Intent. The preceding payment in its entirety is now due upon certain events, but no later than July 19, 2013 in any case.
*	The Company’s obligations to issue any shares to Global (if it decides not to move forward with the transactions contemplated by the Letter of Intent or if such transactions are not completed by the extended latest closing date of July 31, 2013) have been released. Upon the occurrence of either of the preceding conditions, Global’s obligations for the $7.0 million for its exclusive right will serve (in effect) as a “break up” fee. Nevertheless, the Company has no assurance that it will be able to collect all or any portion of such amount.

Further details regarding any investment to be made by Global in the Company will be provided in the future Current Reports on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

10.1	Letter of Intent dated May 28, 2013 by and between the Company and Global Energy International Inc.
10.2	First Amendment dated May 31, 2013 to Letter of Intent
10.3	Second Amendment dated July 10, 2013 (but effective as of July 1, 2013) to Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Energy Corp.,
f/k/a “Santos Resource Corp.”
(Registrant)

Date: July 15, 2013	By: /s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer

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